UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 Or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 6, 2006

Sharper Image Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-15827	94-2493558
(Commission File Number)	(IRS Employer Identification No.)

350 The Embarcadero, 6th Floor San Francisco, California	94105
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 445-6000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On July 6, 2006, the Board of Directors of Sharper Image Corporation (the “Company”) approved a change in the compensation policy for non-employee directors. Under the revised policy, the Company’s non-employee directors will receive the following:

•	Retainer fee of $6,000 per quarter

•	For any new director, an initial option to purchase 2,500 shares at an exercise price equal to the fair market value of the shares on the date of grant

•	For each fiscal quarter, grants of 1,250 restricted shares and options to purchase 1,250 shares at an exercise price equal to the fair market value of the shares on the date of grant

•	Board meeting fees of $1,000 per meeting attended

•	For the Audit Committee, meeting fees of $1,500 per meeting attended (or $2,000 for the chairman)

•	For the Compensation Committee and the Nominating and Governance Committee, meeting fees of $1,000 per meeting attended (or $1,500 for the chairman)

•	For any other committees, generally fees of $1,000 per meeting attended

Item 8.01	Other Events

On July 6, 2006, the Board of Directors of the Company renamed the Company’s Nominating Committee the “Nominating and Governance Committee” and appointed the directors named below to the committees of the Board as indicated below.

Audit Committee: Howard M. Liebman (Chair), Howard Gross, George B. James, Michael S. Koeneke and David M. Meyer

Compensation Committee: Jerry W. Levin (Chair), Morton E. David, William “Bill” R. Fields, Howard Gross and David M. Meyer

Nominating and Governance Committee: Morton E. David (Chair), William “Bill” R. Fields, George B. James, Michael S. Koeneke, Jerry W. Levin and Howard M. Liebman

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHARPER IMAGE CORPORATION

Date: July 12, 2006	By:	/s/ Tracy Y. Wan
		Name:	Tracy Y. Wan
		Title:	President, Chief Operating Officer